EXHIBIT 10.2


                       INTEGRATED MEDICAL SYSTEMS, INC.
                NETWORK SPONSORSHIP AND PARTICIPATION AGREEMENT


     THIS AGREEMENT ("AGREEMENT") dated November 17, 1993 is between McKesson
                                        -----------
Corp. ("MCKESSON"), a Delaware corporation, and Integrated Medical Systems, Inc. ("IMS"), a Colorado corporation.

     WHEREAS, IMS develops and operates medical communication networks ("IMS NETWORKS") in various areas throughout the United States to improve the efficiency and effectiveness of medical communications between members of the medical community;

     WHEREAS, McKesson wishes to utilize IMS Networks to send and receive information between IMS Network sites and McKesson's clients, and to link IMS Networks to McKesson's transaction processing and data base management infrastructure to send and receive information in support of a variety of services;

     THEREFORE, in consideration for the fees and mutual undertakings specified herein and for other good and valuable consideration, McKesson and IMS hereby agree as follows:

1.   DEFINITIONS
     -----------

     1.1.  COMCENTER HARDWARE.  ComCenter Hardware shall mean the message
           ------------------
switching computer(s), owned by an IMS Network, on which the ComCenter Software runs.

     1.2.  COMCENTER SOFTWARE.  ComCenter Software shall mean that portion of
           ------------------
the IMS-NET Software that resides on the ComCenter Hardware.

     1.3.  COMCENTER SYSTEM.  ComCenter System shall mean the ComCenter
           ----------------
Software and ComCenter Hardware together.

     1.4.  IMS-NET(TM) SOFTWARE.  IMS-NET Software shall mean the proprietary
           --------------------
Ims communications software that supports the Ims Networks.

     1.5.  IMS NETWORK.  An IMS Network shall mean the ComCenter Hardware,
           -----------
ComCenter Software, IMS-Net Software, Synergy Series Software, Network Interfaces Software, the facility and staff required to provide IMS communication services in a specific market area, and the Sponsors, Subscribers and other participants from and to whom IMS communication services are transmitted in such market area.

     1.6.  JOINT VENTURE.  Joint Venture shall mean any IMS related business
           -------------
unit for which an economic interest has been sold to another party.

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     1.7.  LICENSED SOFTWARE.  Licensed Software shall mean, collectively, the
           -----------------
ComCenter Software, the IMS-NET Software; the PC-COM Software, the Relay Software and the Synergy Series Software, together with any and all subsequent modifications, revisions, improvements, enhancements or updates made by IMS in such software.

     1.8.  MCKESSON PRODUCT LINES.  Each of the following shall be a McKesson
           ----------------------
Product Line (collectively, the "McKesson Product Lines"): (i) the Prescription Benefit Management Services transmitted through the IMS Networks; (ii) financial services products offered by McKesson or its direct or indirect subsidiaries; and (iii) other groups of products mutually agreed upon by the parties.

     1.9.  NCW.  NCW (Network Communications Workstation) shall mean an IBM
           ---
personal computer or fully compatible computer on which the PC-COM Software runs.

     1.10. NETWORK INTERFACE.  Network Interface shall mean those portions
           -----------------
of the IMS-NET Software that automate or partially automate message transmission and which are used to interface McKesson's existing computer system(s) to the IMS Network, and which include the Relay Software.

     1.11. NETWORK SERVICES.  Network Services shall mean the services provided
           ----------------
by IMS under Section 4.

     1.12. PC-COM SOFTWARE.  PC-COM Software shall mean that portion of the
           ---------------
IMS-NET Software that resides on a Sponsor's or Subscriber's NCW.

     1.13. PRESCRIPTION BENEFIT MANAGEMENT SERVICES.  Prescription Benefit
           ----------------------------------------
Management Services shall mean the following services provided by McKesson or its direct or indirect subsidiaries: transaction and medical information services related to prescription drugs. Prescription Benefit Management Services include, but are not limited to, the following: formulary management; quality of care alerts involving drug interactions with other drugs, medical diagnosis, and other health care information; patient drug histories; patient instructions for drug use; electronic prescriptions and refill authorization; clinical information and educational sources related to drugs; information on drug distribution and pricing; clinical trial information; and drug sample management.

     1.14. RELAY(TM) SOFTWARE.  Relay Software shall mean proprietary software
           ------------------
of IMS that captures medical reports from any Sponsor information systems and distributes them to Subscribers.

     1.15. SCRIPT.  Script shall mean any customized screen or message format
           ------
that appears on a Sponsor's or Subscriber's NCW to facilitate the sending or receiving of information in a format selected by a Sponsor.

     1.16. SECONDARY MARKETS.  Any geographic market not listed in Exhibit B.
           -----------------

     1.17. SPONSOR.  Sponsor shall mean any participant on any IMS Network that
           -------
pays a fee to IMS (or its subsidiaries) in order to allow communication with a Subscriber. Sponsors include, but are not limited to, hospitals, clinical laboratories, managed care organizations, drug companies, and other payors and providers.

     1.18. SUBDIRECTORY.  Subdirectory shall mean a list of Sponsor sites and
           ------------
Subscriber sites that appears as a screen or screens on Sponsor's NCW and designates those Subscribers that Sponsor has paid to communicate with through an IMS Network.

     1.19. SUBSCRIBER.  Subscriber shall mean any physician private practice
           ----------
site that is authorized by IMS to participate in an IMS Network.

     1.20. SYNERGY SERIES(TM) SOFTWARE.  Synergy Series Software shall mean the
           ---------------------------
practice support software modules provided by IMS to Subscribers other than the PC-Com Software. Synergy Series Software shall include the following capabilities: "Word Pro(TM)" word processing; "Clinical Manager(TM)" clinical data management; "Rx Manager(TM)" drug therapy management; "CME Manager(TM)" continuing medical education management; Image Manager(TM) clinical imaging management and other modules that may be offered by IMS from time to time.

     1.21. TOP FIFTY MARKETS.  Top Fifty Markets shall mean the markets set
           -----------------
forth in EXHIBIT B.

2.   BENEFICIARIES
     -------------

     IMS will make available the services set forth in this Agreement on the terms set forth herein to McKesson and any of its direct or indirect subsidiaries. Services provided to other entities, including partners of McKesson or its subsidiaries pursuant to joint venture, joint marketing, technology development or other types of associations shall be governed by separate sponsorship and participation agreements.

3.   TERM
     ----

     3.1. Except as otherwise provided in Section 3.2, the initial term of this Agreement will be five (5) years, and will renew annually thereafter unless canceled in writing by either party sixty (60) days prior to the Agreement anniversary date.

     3.2. At such time, if any, as McKesson makes the First Tranche investment described in Section 5, the provisions set forth in Section 3.1 will be without effect and the following provisions shall become effective. The initial term of this Agreement will be five (5) years, and will renew automatically for one year unless canceled in writing by McKesson at least sixty (60) days prior to the expiration of the initial five-year terms. After the initial extension period, the Agreement will renew automatically for subsequent one-year terms unless:
(i) McKesson cancels the Agreement in writing at least sixty (60) days prior to the Agreement anniversary date; or (ii) McKesson has failed to make Cumulative Payments of at least $250,000 in each of the four quarters preceding the renewal date.


4.   NETWORK SERVICES AND FEES
     -------------------------

     4.1.  EXISTING NETWORKS IN TOP FIFTY MARKETS.  For the fees set forth in
           --------------------------------------
Exhibit A, with respect to existing IMS Networks located in the Top Fifty Markets that are wholly controlled by IMS, IMS will provide access for the McKesson Product Lines to all Subscribers designated by McKesson. For existing IMS Networks located in the Top Fifty Markets that are operated under a Joint Venture agreement, IMS will use its best efforts to obtain the consent of the Joint Venture participants to provide such access by McKesson. IMS shall ensure that any Joint Venture agreements entered into after the date of this Agreement shall expressly permit such access by McKesson.

     4.2.  NEW NETWORKS IN TOP FIFTY MARKETS.   For the fees set forth in
           ---------------------------------
Exhibit A, IMS will provide access for the McKesson Product Lines to all Subscribers designated by McKesson in IMS Networks established after the date of
this Agreement in the Top Fifty Markets.   Additionally, McKesson shall have the
right to become the initial Sponsor for IMS Networks established after the date of this Agreement in the Top Fifty Markets. McKesson acknowledges that IMS reserves the right to determine how many new IMS Networks IMS shall be established in the Top Fifty Markets after the date of this Agreement.

     4.3.  ACCESS TO NETWORKS IN SECONDARY MARKETS.  For the fees set forth in
           ---------------------------------------
Exhibit A, IMS will provide access for the McKesson Product Lines to all current Subscribers designated by McKesson in IMS Networks in the Secondary Markets.
IMS and McKesson will negotiate in good faith the terms on which access would be made available to McKesson to new Subscribers in IMS Networks in the Secondary Markets. McKesson acknowledges that routing of messages, directory updates and other message or data files to Subscribers through the COMCENTER of an IMS Network in a Secondary Market requires approval of, and involves the payment of fees to, the operator of such IMS Network.

     4.4.  OTHER SERVICES.  For no additional fee, IMS will take the actions
           --------------
set forth in this Section 4.4, provided, however, that for IMS Networks operated in conjunction with another party who is not under the control of IMS, IMS' obligations under this Section shall be subject to approval by such other party, which approval IMS shall use its best efforts to obtain.

           a. IMS will provide and maintain for each IMS Network the ComCenter System, related personnel and services needed to support current and future IMS Networks (together, the "Network Infrastructure"). IMS has the right to make such changes to the Network Infrastructure, IMS-NET Software and Synergy Series Software as it deems advisable in order to serve the needs of all IMS Network participants.

           b. IMS will assist McKesson to develop and implement a plan to recruit prospective Subscribers specified by McKesson for access to the McKesson Product Lines. IMS will implement such a plan through direct mail, telemarketing, group presentations and individual site visits.

     McKesson will, in its sole discretion, choose the Subscribers that are to be included in McKesson's Subdirectory, subject to acceptance by such Subscribers. McKesson will have the right to approve all IMS communications with McKesson clients related to McKesson's participation in the IMS Networks. IMS and the IMS Networks will conduct themselves at all times according to the highest professional and ethical standards when communicating with McKesson's clients.

     Nothing in this Agreement shall be construed to limit IMS' right to enroll additional Sponsors or Subscribers.

           c. IMS will develop and execute a technical implementation plan for each IMS Network. Such implementation will include meetings with appropriate personnel of McKesson and McKesson's clients to identify departments and/or functions to be included on the IMS Network, development of implementation schedules and related documentation, training of personnel on Script development and other support required to assist staff to optimize utilization of IMS Networks.

           d. For no additional fee, IMS, in conjunction with participating Joint Venture partners and other IMS Network operators, will be responsible for installation of Licensed Software and for providing training, support, IMS Network administration and updates and enhancements of Licensed Software to Subscribers sponsored by McKesson.

     4.5.  CALCULATION OF FEES.  For purposes of calculating amounts due under
           -------------------
Exhibit A, IMS Network usage shall include (i) messages in connection with McKesson Product Lines sent through an Ims Network Controller and (ii) messages in connection with McKesson Product Lines sent between McKesson or its subsidiaries and a Sponsor or Subscriber, whether transmitted directly, or through an intermediate switching point. IMS will provide

McKesson with quarterly reports summarizing volume of such messages sent through IMS Network Controllers. McKesson will provide IMS with quarterly reports summarizing volume of such messages sent between McKesson or its subsidiaries and Sponsors or Subscribers.

5.   REMUNERATION AND PAYMENT
     ------------------------

     5.1.  MINIMUM SPONSOR FEE.  McKesson shall pay IMS, as of the date of this
           -------------------
Agreement, a fee of one million dollars ($1,000,000) (the "Minimum Sponsor
Fee").

           a. Subject to paragraph 5.1(c), IMS shall credit the amount paid as the Minimum Sponsor Fee toward any fees incurred by McKesson under Exhibit A on or before December 31, 1996. Credit shall be given in IMS Networks operated under a Joint Venture Agreement only up to IMS' national sponsor and marketing agreement fees plus IMS' pro-rata ownership portion of the Joint Venture.

           b. The parties acknowledge that McKesson presently contemplates an equity investment in IMS as follows: McKesson may, in its sole discretion, choose to purchase 2.25-million shares of IMS Preferred Stock for ten million dollars ($10,000,000) as set forth in this paragraph. McKesson would purchase 1,250,000 shares by releasing five million dollars ($5,000,000) to IMS at an initial closing (the "First Tranche"); and McKesson would purchase an additional 1,000,000 shares by paying the one million dollar ($1,000,000) Minimum Sponsor Fee and by placing an additional four million dollars ($4,000,000) (the "Second Tranche") in an interest bearing restricted account to be released to IMS if IMS meets or exceeds certain operating performance criteria during the period from October 1, 1993 through September 30, 1994. In the event that the performance criteria were not met, McKesson would have the right, in its discretion, to retain the four million dollars plus accrued interest and to put back to IMS the 1,000,000 shares.

               (1) IMS agrees that at such time, if any, that McKesson makes the First Tranche and Second Tranche investments IMS shall issue warrants (the "Warrants") to purchase shares of convertible Series C Preferred Stock of IMS ("Shares") as follows:

                    (a) At the time that the First Tranche investment is made, IMS shall issue Warrants for 375,000 Shares exercisable at any time during the three-year period after such investment is made. If redeemed during the first year after issuance, the Warrants will be exercisable at five dollars ($5.00) per Share; if redeemed during the subsequent year, the Warrants will be exercisable at six dollars ($6.00) per Share; if redeemed during the subsequent year, the Warrants will be exercisable at seven dollars ($7.00) per Share.

                    (b) At the time that the Second Tranche investment is released from escrow, IMS shall issue additional Warrants for 500,000 Shares exercisable at any time during the two-year period after the Second Tranche investment is released from escrow. If redeemed during the first year after issuance, the Warrants will be exercisable at six dollars ($6.00) per Share; if redeemed during the subsequent year, the Warrants will be exercisable at seven dollars ($7.00) per Share.

                    (c) At the time that the First Tranche investment is made, and following the payment by McKesson of the Minimum Sponsor Fee under this Agreement, IMS shall issue Warrants for 375,000 Shares exercisable at any time during the three-year period after such investment is made. If redeemed during the first year after issuance, the Warrants will be exercisable at five dollars ($5.00) per Share; if redeemed during the subsequent year, the Warrants will be exercisable at six dollars ($6.00) per Share; if redeemed during the subsequent year, the Warrants will be exercisable at seven dollars ($7.00) per Share. Notwithstanding the above, the Warrants described in this Paragraph (c) shall expire prior to the end of three years under the following circumstances. If McKesson has not made Cumulative Payments (for purposes of this Agreement, "Cumulative Payments" shall mean the full amount of the $1,000,000 Minimum Sponsor Fee, any Optional Quarterly Sponsor Payments, and any other fees paid under this Agreement) in the amounts set forth below by any dates set forth below, then the Warrants described in this Paragraph (c) shall expire thirty (30) days after such date.

          ====================================================
                CUMULATIVE PAYMENT          DATE DUE
          ====================================================
                    $1,375,000          January 31, 1995
                    $1,750,000          April 30, 1995
                    $2,125,000          July 31, 1995
                    $2,500,000          October 31, 1995
                    $3,000,000          January 31, 1996
                    $3,500,000          April 30, 1996
                    $4,000,000          July 31, 1996
                    $4,500,000          October 31, 1996
         ======================================================

               (2) IMS agrees that, in addition to crediting the Minimum Sponsor Fee toward fees as set forth in Section 5.1

(a), at such time, if any, as the Second Tranche investment is released from escrow to IMS, the amount of the Minimum Sponsor Fee shall also be credited toward the purchase of the 2.25 million shares of IMS Preferred Stock, thus constituting one million dollars of the ten million dollar purchase price for the 2.25 million shares.

               (3) The parties acknowledge that nothing in this Agreement shall be construed as a commitment or agreement by McKesson to make any equity investment in IMS and any such agreement would be subject to a separate written agreement.

           c. IMS agrees that, upon receipt of written instructions from McKesson, IMS shall spend for regional or technical development efforts up to one half of the proceeds from the Minimum Sponsor Fee as directed in writing by McKesson.

           The parties agree that the credit toward fees granted to McKesson under paragraph 5.1.a shall not apply to any portion of the proceeds from the Minimum Sponsor Fee for which McKesson directs the spending under this paragraph 5.1.c.

     5.2.  OPTIONAL QUARTERLY PAYMENTS. In addition to the Minimum Sponsor Fee,
           ---------------------------
McKesson may, in its sole discretion, make quarterly prepayments toward amounts incurred under Exhibit A ("Optional Quarterly Sponsor Payments").

     5.3.  PAYMENT OF ADDITIONAL AMOUNTS. If McKesson incurs fees under Exhibit
           -----------------------------
A which at any time exceed the cumulative amount of the Minimum Sponsor Payment and any Optional Quarterly Payments made by McKesson, then the following payment terms shall apply:

           a.  BILLING.  IMS shall submit invoices to McKesson for amounts
               -------
payable under this Agreement as they are incurred; provided, however, that invoices for Annual Sponsor Fees (as defined in Exhibit A) shall be submitted thirty (30) days before the expiration of the prior sponsorship period.

           b.  PAYMENT.  Within thirty (30) days of receipt of an invoice,
               -------
McKesson shall initiate an electronic funds transfer to the amount to be paid to a bank account designated in writing by IMS.

           c.  LATE FEE.  In the event that McKesson fails to pay any amount
               --------
owing under this Agreement by the applicable due date, IMS shall have the right to impose late payment charges on any unpaid balance at the rate of twelve percent (12%) per year.

     5.4.  PRICE CHANGES.
           -------------

           a. IMS will not increase the fees set forth in Exhibit A during the first year of this Agreement. Thereafter, throughout the term of this Agreement and any renewals, IMS not increase such fees during any contract year by a percentage that exceeds two times any increase in the Consumer Price Index during such contract year. Notwithstanding the above, in no event shall IMS increase any fees to McKesson such that McKesson does not have the benefit of the preferred price provided to McKesson as set forth in Exhibit A.

           b. IMS agrees that throughout the term of this Agreement and any renewals, if IMS reduces its fees to any Sponsor, the fees set forth in Exhibit A shall be reduced by a percentage necessary to maintain the preferred price spread provided to McKesson as set forth in Exhibit A.

           c. The parties agree that they shall negotiate in good faith changes to the fees set forth in Exhibit A, or the criteria on which fees under this Agreement are based, if such changes are necessary or desirable to meet market conditions and demands.

     5.5.  RIGHT TO AUDIT AGREEMENTS.  IMS shall provide McKesson with an annual
           -------------------------
certificate of compliance signed by an officer of IMS certifying that IMS is in compliance with the provisions of Section 5.4.

     5.6.  TAXES.  The parties acknowledge that any fees or other charges to be
           -----
paid by McKesson under this Agreement do not include any Federal, State, County or local sales, use or other excise taxes however designated that may be levied on McKesson as the buyer.

6.   APPROVAL RIGHTS FOR PRESCRIPTION BENEFIT MANAGEMENT SERVICES
     ------------------------------------------------------------

     6.1. IMS will not introduce Prescription Benefit Management Services on or before January 31, 1995 without the approval of, and except on terms acceptable to McKesson. If McKesson makes Cumulative Payments to IMS under this Agreement in the amounts set forth below, then the rights granted to McKesson under this Section shall be extended by one year from the date IMS receives payment of such cumulative amount.

             ===================================================
                   CUMULATIVE PAYMENT          DATE DUE
             ===================================================
                       $1,375,000          January 31, 1995

                       $3,000,000          January 31, 1996

                       $5,000,000          January 31, 1997
             ===================================================

     6.2. Notwithstanding anything to the contrary in Section 6.1, at such time, if any, as the First Tranche investment is made, IMS will not introduce Prescription Benefit Management

Services throughout the term of this Agreement and any extension thereof without the approval of and except on terms acceptable to McKesson regardless of any Cumulative Payments made by or due from McKesson under Section 6.1.

7.   DATABASE/INFORMATION SERVICES.
     -----------------------------

     McKesson may elect to use IMS Networks to provide physicians and other health care entities with access to McKesson proprietary data base/information services.

8.   DATA OWNERSHIP.
     --------------

     8.1. McKesson acknowledges that McKesson has no right of ownership or use in any data transmitted across IMS Networks that is not transmitted in connection with a McKesson Product Line.

     8.2. McKesson will not compile, use or sell data that is transmitted across IMS Networks in connection with a McKesson Product Line and in which McKesson reasonably determines that a Sponsor or a Subscriber has a proprietary right, unless McKesson obtains the consent of such Sponsor or Subscriber.

     8.3. Subject to the limitations set forth above, McKesson shall have the right to capture and compile data transmitted across IMS Networks in connection with McKesson Product Lines and to generate, use and sell compilations, analyses and reports based on such data. IMS acknowledges that IMS shall have no right of ownership in such data, except that IMS shall be entitled to any fees set forth in Exhibit A in connection with the transmission of such data. McKesson acknowledges that IMS intends to provide and support various application software modules and provide other solutions to assist Subscribers and other IMS Network constituents to create or update databases. McKesson acknowledges that, except as otherwise provided above, they have no proprietary rights to such databases and that both McKesson and IMS are free to negotiate agreements to gain access to such databases to support their respective business objectives.


9.   SOFTWARE WARRANTY.
     -----------------

     IMS warrants that the Licensed Software will be free of errors and malfunctions and agrees, upon notification by McKesson, to correct at its own costs, as quickly as possible but no later than 30 days after receipt of such notification, any such errors or malfunctions in its software or related documentation. This warranty will not apply in the event of any unauthorized alteration to or use of Licensed Software by McKesson.

     IMS warrants that it has all right and title to or has entered into licensing agreements covering all Licensed Software.

10.  CONFIDENTIALITY
     ---------------

     As used in this Section "Confidential Information" shall mean trade secrets, pricing, marketing plans, client lists, software and other information which a party identifies as proprietary and confidential. McKesson and IMS shall not (i) disclose Confidential Information of the other party to any third party without first obtaining the express written permission of the other party, which permission shall not be unreasonably withheld, (ii) shall use Confidential Information only as is necessary to fulfill its obligations pursuant to this Agreement, and (iii) shall limit such disclosure to any of its officers or employees on a need-to-know basis for purposes of fulfilling its obligations under this Agreement.

     Notwithstanding anything to the contrary in this Section, Confidential Information shall not include:

           a. information which is in the public domain prior to the receiving party's receipt thereof from the supplying party, or which subsequently becomes a part of the public domain other than by the receiving party's negligence or wrongful act;

           b. information which was disclosed to the receiving party by a third party having the legal right to make such disclosure, or which the receiving party can establish was in its lawful possession prior to its receipt from the supplying party;

           c. information which the receiving party can establish was independently developed without breach of this agreement; and

           d. information to the extent it is disclosed pursuant to a subpoena or court order.

11.  OBLIGATIONS OF McKESSON TO IMS.
     ------------------------------

     11.1.  NETWORK LIAISON.  McKesson will identify personnel responsible for
            ---------------
working with IMS to support IMS Network activities including Subscriber marketing, interface testing, and interactions between participants in IMS Networks.

     11.2.  SUBSCRIBER RECRUITING.  McKesson will provide reasonable and
            ---------------------
appropriate cooperation with IMS' efforts to recruit potential Subscribers, including: providing lists of targeted potential Subscribers; participating in group informational meetings; sending letters to McKesson clients, selected by McKesson, encouraging IMS Network participation; and

________________________________________________________________________________
participating in IMS Network publicity either directly or in cooperation with McKesson clients.

     11.3.  NETWORK UTILIZATION.  McKesson agrees not to transmit unsolicited
            -------------------
advertising messages to Subscribers; provided, however, that McKesson may transmit unsolicited product or service information using IMS authorized procedures under which such information is stored for optional review by the Subscriber.

     11.4.  NETWORK ACCESS.  McKesson will provide IMS Network participants with
            --------------
access to the data center of McKesson's subsidiary PCS Health Systems, Inc. ("PCS") consistent with access customarily provided to PCS clients.

     11.5.  INSTALLING SOFTWARE UPDATES.  McKesson will promptly install any
            ---------------------------
changes, updates or corrections to IMS software that are provided to McKesson by IMS.

12.  SOFTWARE LICENSE.

     IMS hereby grants to McKesson a fully paid, nonexclusive license to use the Licensed Software in connection with McKesson's rights and duties under this Agreement. Without limiting the generality of the foregoing, the right of McKesson to use Licensed Software shall include the right to conduct such evaluations and reviews of the Licensed Software as McKesson may desire, the right to make modifications or improvements in the Licensed Software for any purpose, the right to copy the Licensed Software, and the right to use the Licensed Software to provide access to the McKesson Product Lines for IMS Networks.

     12.1.  TERM FOR LICENSE.  The License granted under this Section shall
            ----------------
commence on the date of this Agreement and shall be effective in perpetuity.

     12.2.  ESCROW AGREEMENT.  IMS agrees to keep, and maintain current, a copy
            ----------------
of the Licensed Software, source codes and technical documentation in escrow with Hopper & Kanouff, Suite 200, 1610 Wynkoop, Denver, Colorado 80202, 303/892-6000 as escrow agent under the terms set forth in Exhibit D.

13.  SUBSCRIBER RIGHTS AND OBLIGATIONS
     ---------------------------------

     IMS and Subscribers' obligations to each other are defined in the Network Subscriber Agreement, a copy of which is attached as Exhibit E for reference.

14.  NETWORK PERFORMANCE/RELIABILITY
     -------------------------------

     In order to insure continuity of Network service and eliminate any single point of Network failure, IMS will maintain

________________________________________________________________________________
identical Network directories on two or more Network Controllers located in separate physical sites. If one Controller malfunctions, messages will be automatically re-routed through the back-up Controllers.

15.  INDEMNIFICATION
     ---------------

     McKesson and IMS each agrees to defend, indemnify and hold the other harmless against any and all claims, costs and expenses that may arise, be charged to, incurred by or recovered from the indemnified party and that arise, or are alleged to arise as a result of the indemnifying party's willful misconduct or acts by the indemnifying party that are a material breach of this Agreement.

     IMS further agrees to defend, indemnify and hold McKesson harmless against any and all copyright infringement, trademark infringement or other intellectual property claims, costs and expenses ("Claims") that may arise, be charged to, incurred by or recovered from McKesson or its direct or indirect subsidiaries and that arise, or are alleged to arise, as a result of McKesson's use of Licensed Software or Network Services.

16.  NO AGREEMENT TO MAKE EQUITY INVESTMENT
     --------------------------------------

     The parties mutually agree that nothing in this Agreement, nor any conduct by McKesson or IMS nor their respective directors, officers, employees, agents or representatives shall be deemed to constitute a binding agreement or understanding for McKesson to make any equity investment in IMS. Without limiting the generality of the foregoing, IMS covenants not to sue or institute any legal proceedings seeking to establish that any such contractual relationship exists under this Agreement or otherwise.

17.  INSURANCE
     ---------

     IMS will maintain at all times general liability insurance in an amount of at least $1,000,000.

18.  APPLICABLE LAW
     --------------

     This Agreement will be interpreted according to Colorado law.

________________________________________________________________________________
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

19.  SUCCESSORS AND ASSIGNS
     ----------------------

     This Agreement will be binding upon, and will inure to the benefit of, IMS and McKesson and their permitted successors and assigns.

20.  ENTIRE UNDERSTANDING
     --------------------

     This Agreement, including any attachments hereto, constitutes the entire understanding of IMS and McKesson with respect to the subject matter hereof and supersedes any prior communications, written or oral. This Agreement may be amended only by a writing executed by IMS and McKesson.

21.  NOTICES
     -------

     Any notice required or permitted to be given pursuant to this Agreement will be in writing and will be sent by mail or delivered personally to the signatories to this Agreement (or their designates) at the addresses set forth below. All notices will be effective upon receipt.

22.  CHANGES IN LAWS, RULES AND REGULATIONS
     --------------------------------------

     The parties agree that if any changes in laws, rules or regulations occur which affect the terms of this Agreement, the parties shall take any and all actions and provide necessary information to comply with such laws, rules and regulations and the parties further agree that they will, if necessary, renegotiate in good faith the terms of this Agreement to comply therewith.

23.  ASSIGNMENT
     ----------

     This Agreement may not be assigned by either party without the prior written consent of the other, and any such attempted assignment shall be without effect.

________________________________________________________________________________
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

24.  SEVERABILITY
     ------------

     Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or found invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

IN WITNESS WHEREOF, McKesson and IMS have executed this Agreement.

AGREED TO AND ACCEPTED FOR McKESSON:

     McKESSON CORPORATION
     One Post Street
     San Francisco, California 94104-5296
     Attention: David Mahoney
                -----------------------------
     By:  /s/ David L. Mahoney
          -----------------------------------

     Title:  Vice President
             --------------------------------

AGREED TO AND ACCEPTED FOR IMS:

     Integrated Medical Systems, Inc.
     15000 W. Sixth Avenue
     Golden, CO 80401
     Attention: John A. McChesney

     By:  /s/ John A. McChesney
          -----------------------------------

     Title:  President/CEO

________________________________________________________________________________
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